Exhibit 10.16

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 28th day of May 2010, by and between Clarus Corporation, a Delaware corporation (the “Company”), and Peter Metcalf (the “Employee”).

WHEREAS, the Company and the Employee are parties to an Employment Agreement dated as of May 7, 2010 (the “Employment Agreement”). Capitalized terms not otherwise defined in this Amendment shall have their respective meanings as set forth in the Employment Agreement; and

WHEREAS, the Company and the Employee now desire to amend certain terms of the Employment Agreement with regard to the exercise price of the Stock Options.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.           Section 3(c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

(c)           Stock Options.  Effective upon the Commencement Date, the Company shall issue and grant to Employee options (the “Stock Options”) to purchase 75,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an exercise price equal to the closing price of the Company’s shares of Common Stock on the Commencement Date, which shall vest in three installments as follows: 30,000 shares shall vest on December 31, 2012 and 22,500 shares shall vest on each of December 31, 2013 and December 31, 2014; provided, that, any unvested Stock Options shall accelerate and vest in the event that this Agreement has not been renewed upon its scheduled expiration date; and, provided further, that all Stock Options shall expire on the tenth anniversary of the Commencement Date.  The terms and provisions of the Stock Options shall be set forth in a stock option agreement in a form satisfactory to the Company.  In addition, the Employee may be entitled, during the Term of this Agreement, to receive such additional options, at such exercise prices and other terms as the Compensation Committee of the Board may, in its sole and absolute discretion, determine.

2.           Except as expressly amended by this Amendment, the Employment Agreement is hereby ratified, approved and confirmed, and remains in full force and effect.

3.           This Amendment is made and executed and shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

4.           This Amendment may be executed in any number of counterparts (and by facsimile or other electronic signature), but all counterparts will together constitute but one agreement.

IN WITNESS WHEREOF, each of the parties hereto have duly executed this Amendment No. 1 to the Employment Agreement as of the date set forth above.

Clarus Corporation	Employee

By: /s/ Warren B. Kanders	/s/ Peter Metcalf
Name: Warren B. Kanders	Peter Metcalf
Title: Chairman